UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 23, 2001


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

                  Delaware                   1-5507                 06-0842255
                  --------                   ------                 ----------
        (State or other jurisdiction      (Commission             (IRS Employer
             of incorporation)            File Number)       Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                                 Not Applicable
         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

                  On May 23, 2001, the Company reported that it had been informed by one of the Kotaneelee gas field working interest partners that Magellan's carried interest account reached undisputed payout status on January 19, 2001. According to the spokesman, the field generated total net revenues of approximately $5,700,000 (Cdn.) in January after the payout date and Magellan's 2.7% share was approximately U.S.$100,000. The Company had previously reported on May 3, 2001 that it expected to receive aggregate net proceeds for the two months ended February 28, 2001 of approximately U.S.$100,000.

         Statements in this report that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Among these uncertainties are the cost, duration and ultimate outcome of the Kotaneelee gas field litigation, oil and gas prices, levels of oil and gas production and capital expenditures which may be made by operators of properties in which the Company has interests.

tem 7     .      Financial Statements, Pro Forma Financial Information and
                 Exhibits

(c)      Exhibits  -

(99)     Additional Exhibits

                 (a)       Press release of the registrant dated May 23, 2001.



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           MAGELLAN PETROLEUM CORPORATION
                                                    (Registrant)



                                     By /s/ James R. Joyce
                                        --------------------------------
                                          Name:      James R. Joyce
                                          Title: President


Date:  May 24, 2001